Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation in this Form 10-K of our reports dated November 22, 2010, on our audit of the financial statements of Mikojo Incorporated as of June 30, 2010 and 2009 and for the years ended June 30, 2010 and 2009.

/s/ Paritz & Co., P.A.

Hackensack, NJ
November 22, 2010